                                                                     EXHIBIT 4.3


         THE SECURITY REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON CONVERSION OR REDEMPTION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.


              ADM TRONICS UNLIMITED, INC./IVIVI TECHNOLOGIES, INC.

           UNSECURED 6% JOINT AND SEVERAL CONVERTIBLE PROMISSORY NOTE



US$___________
                                                               February __, 2005



         FOR VALUE RECEIVED, each of the joint and several obligors ADM Tronics Unlimited, Inc., a Delaware corporation duly organized and validly existing under the laws of the State of Delaware ("ADMT") and IVIVI Technologies, Inc., a New Jersey corporation duly organized and validly existing under the laws of the State of New Jersey ("IVIVI") (ADMT and IVIVI may hereafter be collectively referred to as the "JOINT OBLIGORS" or the "COMPANY") jointly and severally promises to pay to _______________ the registered holder of this unsecured 6% joint and several convertible promissory note ("NOTE") and its successors and assigns (the "HOLDER"), the principal sum of ______________________ ($_________)
in accordance with the terms hereof, and to pay interest on the principal sum outstanding, at the rate of six percent (6%) per annum. Accrual of interest on the outstanding principal amount shall commence on the date hereof and shall continue until payment in full of the outstanding principal amount has been made or duly provided for, or until the entire outstanding principal amount of the Note has been converted.

         Each of ADMT and IVIVI are jointly and severally liable for the repayment of the Note which is an unsecured obligation of each of ADMT and IVIVI.

         The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

         1. Principal Repayment. The outstanding principal amount of this Note shall be payable by February __, 2010 (the "MATURITY DATE"), unless this Note has been converted or redeemed as described below.

         2. Interest. The holders of the Notes are entitled to receive interest at an annual cumulative rate of six percent (6%) of the principal face dollar value of the Notes held, payable quarterly (on January 1, April 1, July 1 and October 1, with the first interest payment due on April 1, 2005) in, at the election of the Joint Obligors (except as set forth below) either: (i) cash, out of funds legally available therefore, or (ii) prior to June 30, 2005, shares of IVIVI common stock, no par value per share ("IVIVI COMMON STOCK"), based on a value of $8.30 per share of IVIVI Common Stock (the "IVIVI CONVERSION PRICE").

         Notwithstanding the foregoing, from and after June 30, 2005, in the event that: (i) the shares of IVIVI Common Stock issuable upon conversion or exercise, as the case may be, of the Notes, the ADMT Warrants and the IVIVI Warrants are not registered with the Securities and Exchange Commission (the "SEC"), and (ii) the shares of IVIVI Common Stock are not publicly-traded on an Approved Market, as defined below, (the foregoing, as applied to the shares of IVIVI Common Stock, being referred to herein as the "NOT REGISTERED"), then the Holder may elect to receive interest payments in either: (A) cash, out of funds legally available therefore, or (B) at the election of each holder of Notes, in
(i) a number of shares of IVIVI Common Stock based upon the IVIVI Conversion Price or (ii) a number of shares of ADMT Common Stock, $.0005 par value per share ("ADMT COMMON STOCK") based on a value of $0.29 (the "ADMT CONVERSION PRICE").

         An "APPROVED MARKET" shall mean any public market in the United States on which the IVIVI Common Stock is trading (it being understood that the Pink Sheets Quotation Service shall not qualify as an Approved Market for these purposes).

         In addition, and notwithstanding the foregoing, the Joint Obligors shall be prohibited from making the above described interest payments in shares of IVIVI Common Stock or shares of ADMT Common Stock unless the shares so distributed are registered with the SEC pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "ACT"), without the prior written consent of the Holder. The Holder, at its sole election, may defer payments of interest in cash when payable, and elect to accrue such interest payments in such number of shares of IVIVI Common Stock based upon the IVIVI Conversion Price or in such number of shares of ADMT Common Stock based upon the ADMT Conversion Price.

         Interest payments for the period between the date hereof and the next interest payment date shall be pro rated based upon the actual number of days elapsed, assuming a 360 day year. The first interest payment to be made on the Notes will be due on April 1, 2005.

         3.       Conversion.

                  (a) Through June 30, 2005, the $________ face value of Note shall initially be convertible at the IVIVI Conversion Price into _________ shares of IVIVI Common Stock, provided IVIVI's Common Stock is listed on an Approved Market, and the shares of IVIVI Common Stock issuable upon conversion of the Note have been registered for resale with the SEC. The IVIVI Conversion Price is subject to the anti-dilution provisions described below.

                  (b) From and after June 30, 2005, in the event that the shares of IVIVI Common Stock are Not Registered, then the $________ face value of Notes shall be convertible, at the option of the holder thereof, into either:
(A) ________ shares of IVIVI Common Stock (based on the IVIVI Conversion Price) or (B) _________ shares of ADMT Common Stock (based on the ADMT Conversion Price), subject to the anti-dilution provisions described below.

                  (c) Mandatory Conversion. Notwithstanding the foregoing, the Notes and any accrued interest will automatically convert into shares of IVIVI Common Stock, at the IVIVI Conversion Price, on such date as: (i) a registration statement covering the shares of IVIVI Common Stock underlying the Notes and Warrants is ordered effective by the SEC; and (ii) the IVIVI Common Stock commences trading on an Approved Market.

                  (d) Mechanics of Conversion. Upon any conversion of this Note, (i) such principal amount converted and all accrued but unpaid interest thereon shall be converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Holder shall surrender and deliver this Note, duly endorsed, to ADMT and IVIVI's joint office or such other address which either ADMT or IVIVI shall jointly designate against delivery of the certificates representing the new securities of either ADMT or IVIVI, (iii) ADMT or IVIVI, as applicable, shall promptly deliver a duly executed Note to the Holder in the principal amount, if any, that remains outstanding after any such conversion; and (iv) in exchange for all or any portion of the surrendered Note described in the preceding clause 4(d)(ii), ADMT or IVIVI, as applicable, shall provide the Holder with irrevocable instructions addressed to ADMT or IVIVI's transfer and exchange agent, as applicable, to issue such number of unrestricted, freely tradable shares of either ADMT Common Stock or IVIVI Common Stock, as the case may be.

                  (e) Issue Taxes. The Holder shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of shares of either ADMT Common Stock or IVIVI Common Stock on conversion of this Note pursuant hereto; provided, however, that the Holder shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (f) Elimination of Fractional Interests. No fractional shares of either ADMT Common Stock or IVIVI Common Stock shall be issued upon conversion of this Note, nor shall either ADMT or IVIVI be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of either ADMT Common Stock or IVIVI Common Stock shall be rounded up to the nearest whole share.

         4. Rights upon Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of ADMT or IVIVI, either voluntary or involuntary, the holders of the Notes shall be entitled to receive, prior and in preference to any distribution of any of the assets of ADMT or IVIVI to the holders of any equity security of either ADMT or IVIVI, an amount equal to the unpaid and unconverted principal face amount of their Notes and any accrued and unpaid interest thereon. The Holders shall share ratably with the other unsecured creditors of IVIVI and ADMT if the available assets are not sufficient to repay the Notes.

         5.       Adjustments and Penalties for Non-Registration.

                  (a) In the event that either ADMT or IVIVI should at any time or from time to time, after the date of this Note, fix a record date for the effectuation of a split or subdivision of the outstanding shares of either the ADMT Common Stock or IVIVI Common Stock, as applicable, or the determination of holders of either the ADMT Common Stock or IVIVI Common Stock, as applicable, entitled to receive a dividend or other distribution payable in additional shares of either the ADMT Common Stock or IVIVI Common Stock, as applicable, or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly additional shares of either the ADMT Common Stock or IVIVI Common Stock, as applicable, (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of either the ADMT Common Stock or IVIVI Common Stock, as applicable, or the Common Stock Equivalents (including the additional shares of either the ADMT Common Stock or IVIVI Common Stock, as applicable, issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), then unless the IVIVI Conversion Price or ADMT Conversion Price, as applicable, is otherwise automatically adjusted in accordance with the terms of this Note, the IVIVI Conversion Price or ADMT Conversion Price, as applicable, shall be appropriately decreased so that the number of shares of either the ADMT Common Stock or IVIVI Common Stock, as applicable, issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate number of shares of either the ADMT Common Stock or IVIVI Common Stock, as applicable, outstanding and those issuable with respect to such Common Stock Equivalents (see Section 5(c) below).

                  (b) If the number of shares of either the ADMT Common Stock or IVIVI Common Stock, as applicable, outstanding at any time after the date of this Note is decreased by a combination of the outstanding shares of either the ADMT Common Stock or IVIVI Common Stock, as applicable, then, following the record date of such combination, the IVIVI Conversion Price or ADMT Conversion Price, as applicable, shall be appropriately increased so that the number of shares of either the ADMT Common Stock or IVIVI Common Stock, as applicable, issuable upon conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

                  (c) In addition, the applicable IVIVI Conversion Price or ADMT Conversion Price, will be subject to the following adjustment on a weighted average basis for subsequent issuances of ADMT Common Stock or IVIVI Common Stock, as applicable, or Common Stock Equivalents, at less than the IVIVI Conversion Price or ADMT Conversion Price, as applicable, excluding issuances pursuant to stock option or restricted stock purchase plans approved by the Board of Directors of the Company (a "NEW OFFERING"):

                           (A x B) + (C x D) / E = F

                           A: Number of shares of ADMT Common Stock or IVIVI Common Stock, as applicable, or Common Stock Equivalents outstanding, including the shares of Common Stock issuable or exercisable to all the holders of the Notes and the Warrants

                           B:       Conversion Price

                           C: Number of new shares of ADMT Common Stock or IVIVI Common Stock, as applicable, or Common Stock Equivalents

                           D:       Share price offered in New Offering

                           E: Total number of new shares of ADMT Common Stock or IVIVI Common Stock, as applicable, or Common Stock Equivalents outstanding after the New Offering

                           F:       The adjusted Conversion Price, ADMT
                                    Conversion Price or ADMT Conversion Price, as applicable, for the holders of the Notes and the Warrants

                  (d) A merger, consolidation or other corporate reorganization in which ADMT's stockholders shall receive cash or securities of another entity, or any transaction in which all or substantially all of the assets of IVIVI or ADMT are sold shall be treated as a liquidation for purposes of the liquidation preference. The Holder shall receive prior notice of any of the foregoing transactions and shall have an opportunity to convert, at their sole election, the Note prior to the consummation of any such transaction.

                  (e) The Company has granted certain registration rights to the Holder, as more fully described in the Subscription Agreement dated as of the date hereof entered into between the Company and Holder. In the event that the Company does not timely register either the ADMT Common Stock or the IVIVI Common Stock underlying this Note, the number of shares of either ADMT Common Stock or IVIVI Common Stock which Holder shall be entitled to receive upon conversion shall increase by 1% and 2%, respectively, for each thirty day period, or part thereof, that such registration default shall continue.

         6. Affirmative Covenants of ADMT and IVIVI. Each of ADMT and IVIVI hereby agree that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, each of ADMT and IVIVI will and with respect to the agreements set forth in this Section 6 hereof will cause each of ADMT and IVIVI as applicable to:

                  (a) Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business. In the event of dispute between ADMT or IVIVI and the Holder as to when qualification is necessary, the decision of the Holder shall control.

                  (b) Financial Information and Compliance Certificates. Keep its books of account in accordance with good accounting practices, and until such time as the Holder no longer beneficially owns the Notes or the Warrants, promptly furnish to the Holder the following financial and other information: (i) each of the Company's Annual Reports, Quarterly Reports and any reports filed on Form 8-K filed with the SEC; and (ii) any press release issued by the Company or any of its subsidiaries.

                  (c) Within five (5) days of any officer of either ADMT or IVIVI obtaining knowledge of any Event of Default (as defined in Section 8), if such Event of Default is then continuing, each of ADMT and IVIVI shall furnish to the Holder a certificate of the chief financial or accounting officer of each of ADMT and IVIVI setting forth the details thereof and the action which ADMT and IVIVI are taking or proposes to take with respect thereto.

                  (d) Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which ADMT and IVIVI operates and naming the Holder as an additional insured and loss payee thereon as its interest may appear.

                  (e) Preservation of Properties; Compliance with Law. Maintain and preserve all of its properties which are used or which are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the Charter and Bylaws or other organizational or governing documents of each of ADMT and IVIVI, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon each of ADMT and IVIVI or any of their property or to which each of ADMT and IVIVI or any of their property is subject.

                  (f) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

                  (g) Notice of Litigation. Promptly notify the Holder in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of One Hundred Thousand ($100,000.00) Dollars, affecting either ADMT, IVIVI or any subsidiary, whether or not fully covered by insurance, and regardless of the subject matter thereof.

                  (h) Securities Laws. Each of ADMT and IVIVI agree to timely file a Form D (or equivalent form required by applicable state law) with respect to the Notes if and as required under Regulation D and applicable state securities laws and to provide a copy thereof to the Holder promptly after such filing. Each of ADMT and IVIVI shall, in a timely fashion, take such action as is necessary to sell the Notes being sold to the Holder under applicable securities laws of the United States and the relevant state(s), and shall if specifically so requested provide evidence of any such action so taken to the Holder.

                  (i) Reporting Status. So long as the Holder beneficially owns any of the Notes, ADMT shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and ADMT shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations hereunder would permit such termination.

                  (j) Use of Proceeds. None of the proceeds of the Notes will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

                  (k) Reservation of Shares. Each of ADMT and IVIVI shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of ADMT Common Stock and IVIVI Common Stock issuable upon conversion of the Notes and exercise of the Warrants to provide for the issuance of all of such shares. Prior to complete conversion of the Notes and exercise of the Warrants, ADMT and IVIVI shall not reduce the number of shares of ADMT Common Stock or IVIVI Common Stock reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of ADMT Common Stock or IVIVI Common Stock equally.

                  (l) Listing. Upon the Closing, ADMT and IVIVI, as applicable, shall in accordance with the registration rights granted to the Holder of the Note secure the listing of the ADMT Common Stock and IVIVI Common Stock underlying the Notes, the ADMT Warrants and the IVIVI Warrants upon each national securities exchange or automated quotation system upon which shares of ADMT Common Stock or IVIVI Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of shares of ADMT Common Stock and IVIVI Common Stock issued under the terms of this Note. The Company shall at all times comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers and the OTC Bulletin Board (or such other national securities exchange or market on which the ADMT Common Stock or IVIVI Common Stock may then be listed, as applicable).

                  (m) Prospectus Delivery Requirement. The Holder understands that the Act requires delivery of a prospectus relating to the ADMT Common Stock or IVIVI Common Stock in connection with any sale thereof pursuant to a registration statement under the Act covering any resale by the Holder of the ADMT Common Stock or IVIVI Common Stock being sold, and the Holder shall comply with any applicable prospectus delivery requirements of the Act in connection with any such sale. The Company shall have the unequivocal right to rely upon the Holder's representation and covenant to deliver a prospectus as required by applicable law or regulation contained in this Section, and thus, with respect to any resales by the Holder pursuant to a registration statement, such ADMT Common Stock or IVIVI Common Stock shall contain a restrictive legend only if and to the extent required by law. The Holder will indemnify and hold harmless the Company and its transfer agent for any loss, cost or expense (including reasonable attorneys' fees) incurred by such parties as a result of improper actions taken by the Holder in response to the Company's and the transfer agent's compliance with the provisions of this Section, including without limitation, the sales of such ADMT Common Stock or IVIVI Common Stock without delivery of a prospectus as required by applicable law or regulation.

                  (n) Intentional Acts or Omissions. Neither party shall intentionally perform any act that if performed, or omit to perform any act which if omitted to be performed, would prevent or excuse the performance of this Note or any of the transactions contemplated hereby.

         7. Negative Covenants of the Company. Each of ADMT and IVIVI hereby agree that, so long as the Note remains or remain outstanding and unpaid, or any other amount is owing to the Holder hereunder it will not, nor will it permit any of its subsidiaries to:

                  (a) Indebtedness for Borrowed Money. Incur, or permit to exist, any Indebtedness (as defined below) for borrowed money, with rights superior to Holder, except in the ordinary course of ADMT or IVIVI's business. "INDEBTEDNESS" shall mean, with respect to ADMT or IVIVI, (a) all obligations of ADMT or IVIVI for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of ADMT or IVIVI evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of ADMT or IVIVI for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for ADMT or IVIVI's business, (d) all obligations of ADMT or IVIVI under conditional sale or other title retention agreements relating to property purchased by ADMT or IVIVI, (e) all payment obligations of ADMT or IVIVI with respect to interest rate or currency protection agreements ,
(f) all obligations of ADMT or IVIVI as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not ADMT or IVIVI is liable for repayment of such obligations), (h) all guarantees of ADMT or IVIVI and (i) the redemption price of all redeemable preferred stock of ADMT or IVIVI, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Maturity Date.

                  (b) Mergers, Acquisitions and Sales of Assets. Enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or technologies (other than sales of inventory and obsolescent equipment in the ordinary course of business) or acquire by purchase or otherwise the business or assets of, or stock of, another business entity in excess of $250,000; except that any subsidiary of ADMT (other than IVIVI) may merge into or consolidate with any other subsidiary which is wholly-owned by ADMT and any subsidiary which is wholly-owned by ADMT may merge with or consolidate into ADMT provided that ADMT is the surviving corporation, or enter into any transaction or series of related transactions in which more than 50% of the voting power of IVIVI is disposed of by ADMT.

                  (c) Loans; Investments. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000; (iii) accounts receivable arising out of sales of inventory in the ordinary course of business; and (iii) loans to subsidiaries.

                  (d) Dividends and Distributions. Pay dividends or make any other distribution on shares of the capital stock of either ADMT or IVIVI.

                  (e) Liens. Create, assume or permit to exist, any lien on any of its property or assets now owned or hereafter acquired except (i) liens in favor of the Holder; (ii) other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (iv) purchase money liens granted to secure the unpaid purchase price of any fixed assets purchased within the limitations of Section 7(h) hereof.

                  (f) Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person, contingently or otherwise, excluding however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                  (g) Sales of Receivables; Sale - Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to ADMT or IVIVI, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

                  (h) Capital Expenditures; Capitalized Leases. Expend in the aggregate for the Company and all its subsidiaries in excess of $1,500,000 in any fiscal year for Capital Expenditures (as defined below) including payments made on account of Capitalized Leases (as defined below). For purposes of the foregoing, Capital Expenditures shall include payments made on account of any deferred purchase price or on account of any indebtedness incurred to finance any such purchase price. "CAPITAL EXPENDITURES" shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles. "CAPITALIZED LEASE" shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations. "CAPITALIZED LEASE OBLIGATIONS" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

                  (i) Lease Payments. Expend in the aggregate for the Company and all its subsidiaries in excess of $500,000 in any fiscal year for the lease, rental or hire of real or personal property pursuant to any rental agreement therefor, whether an operating lease, capitalized lease or otherwise.

                  (j) Nature of Business. Materially alter the nature of ADMT's business or permit IVIVI to engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note.

                  (k) Stock of Subsidiaries. Sell or otherwise dispose of any subsidiary (except in connection with a merger or consolidation of a subsidiary into ADMT or another subsidiary) or permit a subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

                  (l) ERISA. (i) Terminate any plan ("PLAN") of a type described in Section 402l(a) of the Employee Retirement Income Security Act of l974, as amended from time to time ("ERISA") in respect of which the Company is an "employer" as defined in Section 3(5) of ERISA so as to result in any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") established pursuant to Subtitle A of Title IV of ERISA, (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject the Company to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

                  (m) Accounting Changes. Make, or permit any subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

                  (n) Transactions with Affiliates. Except as otherwise specifically set forth in this Note, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Affiliate (as defined below) except in the ordinary course of business and at prices and on terms not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party. "AFFILIATE" as applied to any Person, shall mean any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         8. Events of Default. The Note shall become immediately due and payable at the option of the Holder, without notice or demand, upon any one or more of the following events or occurrences ("EVENTS OF Default"):

                  (a)      if any portion of the Note is not paid when due;

                  (b) if any representation or warranty of either ADMT or IVIVI made in this Note, the Transaction Documents (as defined in the Subscription Agreement entered into between the Company and Holder), or in any certificate, report or other financial statement or other instrument or document delivered pursuant hereto, or any notice, certificate, demand or request delivered to the Holder pursuant to this Note, the Transaction Documents (as defined in the Subscription Agreement entered into between the Company and Holder), or any other document proves to be false or misleading in any material respect as of the time when the same is made;

                  (c) if ADMT or IVIVI consummates a transaction which would cause this Note or any exercise of any Holder's rights under the Notes and the Warrants (i) to constitute a non-exempt prohibited transaction under ERISA,
(ii) to violate a state statute regulating governmental plans or (iii) otherwise to subject ADMT or IVIVI to liability for violation of ERISA or such state statute;

                  (d) if any final judgment for the payment of money is rendered against ADMT or IVIVI and ADMT or IVIVI does not discharge the same or cause it to be discharged or vacated within one hundred twenty (120) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within one hundred twenty (120) days after the entry thereof;

                  (e) subject to the provisions of Section 6(f) hereof, if any taxes are not paid before delinquency;

                  (f) if ADMT or IVIVI makes an assignment for the benefit of creditors or if ADMT or IVIVI generally does not pay its debts as they become due;

                  (g) if a receiver, liquidator or trustee of ADMT or IVIVI is appointed or if ADMT or IVIVI is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in, by ADMT or IVIVI or if any proceeding for the dissolution or liquidation of ADMT or IVIVI is instituted; however, if such appointment, adjudication, petition or proceeding is involuntary and is not consented to by ADMT or IVIVI, upon the same not being discharged, stayed or dismissed within 60 days;

                  (h) if ADMT or IVIVI defaults under any other mortgage or security agreement covering any part of its property;

                  (i)      except for specific defaults set forth in this
Section 8, if ADMT or IVIVI defaults in the observance or performance of any other term, agreement or condition of this Note, the Transaction Documents (as defined in the Subscription Agreement entered into between the Company and Holder), and ADMT and IVIVI fail to remedy such default within thirty (30) days after notice by the Holder to ADMT and IVIVI of such default, or, if such default is of such a nature that it cannot with due diligence be cured within said thirty (30) day period, if ADMT and IVIVI fail, within said thirty (30) days, to commence all steps necessary to cure such default, and fail to complete such cure within ninety (90) days after the end of such thirty (30) day period; and

                  (j)      if any of the following exist uncured for forty-five
(45) days following written notice to ADMT or IVIVI in any the Transaction Documents (as defined in the Subscription Agreement entered into between the Company and Holder): (i) the failure of any representation or warranty made by ADMT or IVIVI to be true and correct in all respects or (ii) ADMT or IVIVI fails to provide the Holder with the written certifications and evidence referred to in this Note.

         9. Note Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled (prior to conversion or redemption of this Note into ADMT Common Stock or IVIVI Common Stock, and only then to the extent of such conversion) to vote or receive dividends or be deemed the holder of shares of ADMT or IVIVI for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of ADMT or IVIVI prior to the issuance to the holder of this Note of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of all or a portion of this Note. Notwithstanding the foregoing, ADMT and IVIVI will provide the Holder with copies of the same notices and other information given to the stockholders of ADMT and IVIVI generally, contemporaneously with the giving thereof to the stockholders.

         10. Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, ADMT and IVIVI shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

         11. Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         12. Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America, at the option of the Holder, (i) at the principal office of the Holder, located at 1415 Kellum Place, Suite 205, Garden City, NY 11530, or such other place or places as may be reasonably specified by the Holder of this Note in a written notice to each of ADMT and IVIVI at least ten (10) business days before a given payment date, or (ii) by mailing a good check in the proper amount to the Holder at least two days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment; provided, however, that ADMT and IVIVI shall make payment by wire transfer to an account such Holder may specify in writing to ADMT and IVIVI at least two days prior to the due date of each payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The Holder shall keep a record of each payment of principal and interest with respect thereto. This Note is not secured.

         13. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company. Interest and principal are payable only to the registered Holder of this Note in the Note Register.

         14. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

         15. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Company at the address or facsimile number set forth herein or to the Holder at its address or facsimile number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

         16. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflicts of laws.

         17. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

         18. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.


                            [SIGNATURE PAGE FOLLOWS]


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

         IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.


                                             ADM TRONICS UNLIMITED, INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             IVIVI TECHNOLOGIES, INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                       14